Exhibit 99.19

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of August 13, 2024 by and between US Foods Holding Corp., a Delaware corporation (the “Company”), and SH Sagamore Master VIII Ltd., an exempted company incorporated under the laws of the Cayman Islands (the “Selling Stockholder”) (each, a “Party” and, collectively, the “Parties”).

Recitals

WHEREAS, the Selling Stockholder beneficially owns an aggregate of 7,767,261 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”);

WHEREAS, the Selling Stockholder desires to sell to the Company, and the Company desires to repurchase from the Selling Stockholder, an aggregate of 4,000,000 shares of Common Stock (the “Shares”) at a price of $52.2847 per Share, for an aggregate price of $209,138,800.00 for the Shares (such aggregate purchase price, the “Purchase Price”), upon the terms and subject to the conditions set forth in this Agreement (the “Repurchase”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Selling Stockholder and the Company is executing and delivering a letter agreement containing certain representations, warranties and agreements of the Selling Stockholder in connection herewith (the “Representation Letter Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1.Repurchase.

(a)Purchase and Sale. At the Closing (as defined below), the Company hereby agrees to purchase from the Selling Stockholder, and the Selling Stockholder hereby agrees to sell and deliver, or cause to be delivered, to the Company, the Shares for an aggregate purchase price equal to the Purchase Price.

(b)Closing. Subject to the terms and conditions of this Agreement and the delivery of the deliverables contemplated by this Section 1(b), the closing of the transactions contemplated hereby (the “Closing”) will take place as of the settlement date of the transactions contemplated by this Agreement but in no event later than two business days following the date hereof, unless otherwise agreed to in writing by the Parties (the “Closing Date”), by electronic delivery to the Company of the Shares held in street name and purchased from the Selling Stockholder pursuant hereto through the Depository Trust Company to an Equiniti Trust Company, LLC (“Equiniti”) account for the benefit of the Company. Payment of the Purchase Price will occur immediately following receipt by the Company of confirmation from Equiniti that the Shares have been effectively transferred, with such payment to the Selling Stockholder by wire transfer of immediately available funds to the account set forth on Exhibit A hereto.

(c)Other Payments. The Selling Stockholder agrees to pay all stamp, stock transfer and similar duties, if any, in connection with the Repurchase.

2.Representations of the Company. The Company represents and warrants to the Selling Stockholder that, as of the date hereof and at the Closing:

(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of transactions contemplated by this Agreement.

(c)This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting creditors’ rights or general equity principles.

(d)The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under (i) any of the Company’s organizational documents, including the Company’s Restated Certificate of Incorporation, as amended to date, or the Company’s Amended and Restated Bylaws, as amended to date, (ii) any law, rule or regulation or (iii) any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking to which the Company is a party or by which the Company or its properties may be bound. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any order, writ, injunction or decree of any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an “Authority”) to which the Company or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would have, or reasonably be expected to have, a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or materially impact the Company’s ability to consummate the transactions contemplated by this Agreement (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)The Company acknowledges that it has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Selling Stockholder, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Company in this Agreement or in the Representation Letter Agreement.

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(f)The Company has adequate assets to pay the Purchase Price.

3.Representations of the Selling Stockholder. The Selling Stockholder represents and warrants to the Company that, as of the date hereof and at the Closing:

(a)The Selling Stockholder is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)The Selling Stockholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c)This Agreement has been duly and validly authorized, executed and delivered by the Selling Stockholder, and constitutes a legal, valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except to the extent that that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting creditors’ rights or general equity principles.

(d)The sale of the Shares to be sold by the Selling Stockholder hereunder and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the breach of any of the terms or conditions of, constitute a default under or violate, accelerate or permit the acceleration of any other similar right of any other party under (i) the governing organizational documents of the Selling Stockholder, (ii) any law, rule or regulation, or (iii) any agreement, lease, mortgage, note, bond, indenture, license or other document or undertaking, to which the Selling Stockholder is a party or by which the Selling Stockholder or its properties may be bound. The sale of the Shares to be sold by the Selling Stockholder hereunder and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any order, writ, injunction or decree of any Authority to which the Selling Stockholder or any of its properties is subject, the effect of any of which, either individually or in the aggregate, would affect the validity of the Shares to be sold by the Selling Stockholder or reasonably be expected to materially impact the Selling Stockholder’s ability to perform its obligations under this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such Authority is required for the performance by the Selling Stockholder of its obligations under this Agreement and the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except such consents, approvals, authorizations and orders as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to consummate the transactions contemplated by this Agreement.

(e)The Selling Stockholder has, and immediately prior to the delivery of the Shares to the Company at the Closing, the Selling Stockholder will have, valid and unencumbered title to the Shares to be sold by the Selling Stockholder hereunder at such time of delivery. At the Closing, valid title to the Shares shall vest with the Company, free and clear of any and all liens, claims, charges, pledges, encumbrances and security interests other than those existing under applicable securities laws and those created by the Company or any of its affiliates.

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4.Publicity. Each of the Selling Stockholder and the Company agrees that it shall not, and that it shall cause its affiliates and representatives not to, (a) publish, release or file any initial press release or other public statement or announcement relating to the transactions contemplated by this Agreement (an “Initial Press Release”) before providing a copy of such release, statement or announcement to the other, and (b) after the date hereof, publish, release or file any future press release or other public statement or announcement relating to the transactions contemplated by this Agreement that is materially inconsistent with any such Initial Press Release.

5.Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail (return receipt requested and postage prepaid), sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications shall be sent as follows:

To the Selling Stockholder:

SH Sagamore Master VIII Ltd.
c/o Sachem Head Capital Management LP
250 West 55th Street, 34th Floor
New York, NY 10019
Attention: Michael D. Adamski
Email: Michael@sachemhead.com

With a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention: Ryan Nebel
Email: RNebel@olshanlaw.com

To the Company:

US Foods Holding Corp.
9399 W. Higgins Road, Suite 100
Rosemont, IL 60018
Attention: General Counsel
Email: martha.ha@usfoods.com

With a copy to (which shall not constitute notice):

Mayer Brown LLP
71 S. Wacker Drive
Chicago, Illinois 60606
Attention: Jodi Simala
Email: jsimala@mayerbrown.com

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or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6.Miscellaneous.

(a)Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the expiration of the applicable statute of limitations.

(b)Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will not be affected, impaired or invalidated. In addition, the Parties agree to use commercially reasonable efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

(c)Complete Agreement. The Representation Letter Agreement is hereby incorporated herein and made a part hereof as if set forth in full herein. This Agreement, together with the Representation Letter Agreement, supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholder with respect to the subject matter hereof.

(d)Counterparts. This Agreement may be executed by any one or more of the

Parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement, and any and all agreements and instruments executed and delivered in accordance herewith, to the extent signed and delivered by means of facsimile or other electronic format or signature (including email, “pdf,” “tif,” “jpg,” DocuSign and Adobe Sign), shall be treated in all manner and respects and for all purposes as an original signature and an original agreement or instrument and shall be considered to have the same legal effect, validity and enforceability as if it were the original signed version thereof delivered in person.

(e)Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either Party without the prior written consent of the other Party. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

(f)No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.

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(g)Governing Law. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWRE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF DELAWARE. Each Party agrees that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court for the District of Delaware or, if that court does not have subject matter jurisdiction, in any state court located in Wilmington, New Castle County, Delaware, and each Party agrees to submit to the jurisdiction of, and to venue in, such courts.

(h)Waiver of Jury Trial. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i)Mutuality of Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of the Agreement.

(j)Remedies. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(k)Amendment and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the Parties. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

(l)Expenses. Each Party shall bear its own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

COMPANY:

US FOODS HOLDING CORP.

By:	/s/ Martha Ha
	Name:	Martha Ha
	Title:	EVP, General Counsel and Corporate Secretary

SELLING STOCKHOLDER:

SH SAGAMORE MASTER VIII LTD.

By:	/s/ Amit Malhotra
	Name:	Amit Malhotra
	Title:	Director

[Signature Page to Stock Repurchase Agreement]

EXHIBIT A

Wiring Instructions